UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2010
Streamline Health Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH	45242-4716

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 794-7100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION
On January 19, 2010, Streamline Health, Inc., a wholly owned subsidiary of Streamline Health Solutions, Inc. (the “Registrant”), entered into a Term Lease Master Agreement with IBM Credit, LLC (“Lessor”). Pursuant to the terms of this Master Agreement, the Registrant, its subsidiaries or affiliates (“Lessee”) may enter into a lease or financing transaction such that the Lessee may acquire equipment, including software program licenses, maintenance, services, and other one-time charges, financed by Lessor. The financing terms for specific equipment and financed items to be acquired are to be contained in a Term Lease Supplement signed by both Lessor and Lessee.
On January 19, 2010, Streamline Health, Inc. entered into a Term Lease Supplement with Lessor providing for the acquisition of IBM hardware that constitutes mass storage equipment, and the related software programming and maintenance services. The total amount financed aggregates approximately $411,000. The lease term is 24 months, with interest of 13.68% per annum, for a total amount to become due under the lease of approximately $461,000. Rent is payable quarterly in advance. Delinquent payments incur a late fee of 2% of the unpaid amount until paid. Upon a default under the lease that is not timely cured, all amounts due under the lease shall become immediately due and payable and Lessor has the right, among other things, to terminate the lease and take possession of the equipment. Lessee has an option to purchase the equipment at the end of the lease term for a nominal amount.
The complete terms of the lease are set forth in the Term Lease Master Agreement and Term Lease Supplement entered into by Streamline Health, Inc. and Lessor attached as Exhibits 10.1 and 10.2, respectively.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION

10.1	Term Lease Master Agreement dated January 19, 2010 entered into by Streamline Health, Inc. and IBM Credit, LLC.

10.2	Term Lease Supplement dated January 19, 2010 entered into by Streamline Health, Inc. and IBM Credit, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMLINE HEALTH SOLUTIONS, INC.
Date: January 22, 2010	By:	/s/ Donald E. Vick, Jr.
Donald E. Vick, Jr.
Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 10.1	Term Lease Master Agreement dated January 19, 2010 entered into by Streamline Health, Inc. and IBM Credit, LLC.

Exhibit 10.2	Term Lease Supplement dated January 19, 2010 entered into by Streamline Health, Inc. and IBM Credit, LLC.

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